As filed with the Securities and Exchange Commission on April 30, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1163725 (I.R.S. Employer Identification Number)

1001 North 19th Street

Arlington, Virginia 22209

(Address of Principal Executive Offices)

Employees’ Thrift Plan

of Indianapolis Power & Light Company

(Full title of the plan)

Barry J. Sharp

Executive Vice President and Chief Financial Officer

The AES Corporation

1001 North 19th Street

Arlington, Virginia 22209

(703) 552-1315

(Name and address, including zip code, and

telephone number of agent for service)

Copy to: John E. McGrady III, Esq. Buchanan Ingersoll PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01	1,000,000	(2)(3)(4)	$7.73	$7,730,000	$979.39

(1)	Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Act”), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 27, 2004.
(2)	Shares of the registrant are issuable under the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”) pursuant to the terms of the Agreement and Plan of Share Exchange between the registrant and IPALCO Enterprises, Inc., dated as of July 15, 2000.
(3)	In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(4)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Act shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

The Exhibit Index for this registration statement is at page 4.

STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register additional shares of Common Stock, par value $0.01, of the registrant (and plan interests) covered by the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”) — the same classes of securities for which a registration statement on Form S-8 was previously filed and declared effective (“Registration No. 333-82306”) in connection with the Plan. The contents of Registration No. 333-82306 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description	Method of Filing
5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered	Filed herewith.
5.2	IRS Determination Letter as to the Plan	Filed herewith.
23.1	Independent Auditors’ Consent	Filed herewith.
23.2	Notice regarding Consent of Independent Auditors pursuant to Rule 437a	Filed herewith.
23.3	Consent of Buchanan Ingersoll PC	(included in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 30th day of April, 2004.

THE AES CORPORATION

By:	/s/ JAY KLOOSTERBOER

Jay Kloosterboer, Vice President, Chief Human Resources Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of April, 2004.

SIGNATURE	TITLE

* Richard Darman	Chairman of the Board and Director

* Alice F. Emerson	Director

* Paul T. Hanrahan	President, Chief Executive Officer and Director (Principal Executive Officer)

* Kristina M. Johnson	Director

* John A. Koskinen	Director

* Philip Lader	Director

* John H. McArthur	Director

* Sandra O. Moose	Director

* Philip A. Odeen	Director

* Charles O. Rossotti	Director

* Sven Sandstrom	Director

* Roger W. Sant	Director and Chairman Emeritus

/s/ BARRY J. SHARP Barry J. Sharp	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ BARRY J. SHARP

Barry J. Sharp, Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of April, 2004.

EMPLOYEES’ THRIFT PLAN OF INDIANAPOLIS POWER & LIGHT COMPANY

By:	/s/ EDWARD J. KUNZ

Edward J. Kunz, on behalf of the Employees’ Pension & Benefits Committee, Indianapolis Power & Light Company,Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered	Filed herewith.
5.2	IRS Determination Letter as to the Plan	Filed herewith.
23.1	Independent Auditors’ Consent	Filed herewith.
23.2	Notice regarding Consent of Independent Auditors pursuant to Rule 437a	Filed herewith.
23.3	Consent of Buchanan Ingersoll PC	(included in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney	Filed herewith.